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                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 15, 1999, except for Note 12, as to which the date is August 9, 1999 relating to the financial statements of Revent Systems, Inc., which appears in the Current Report on the MessageMedia, Inc. Form 8-K/A dated October 1, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PRICEWATERHOUSECOOPERS LLP

Birmingham, Alabama
October 29, 1999